UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 30, 2015

ROKWADER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51867	73-1731755
(Commission File Number)	(IRS Employer Identification No.)

21900 Burbank Blvd. 3rd Floor	Woodland Hills, California 91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-3675
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Rokwader, Inc. (the “Company”) on May 13, 2015 (the “May 13, 2015 Form 8-K”), the Company closed a Securities Purchase Agreement (“SPA”) entered into with Coco Partners, LLC, a Delaware limited liability company (the “Investor”) on May 7, 2015. Pursuant to the SPA, the Investor, at its option, could purchase up to an additional 7,625,000 shares of the Company’s common stock for $3,050,000 on or before June 30, 2015. The information set forth in the May 13, 2015 Form 8-K is incorporated herein by reference into this Item 1.01.

On June 30, 2015, in accordance with the SPA, the Investor exercised its option and purchased 7,625,000 shares of the Company’s common stock for $3,050,000.

The description of the SPA herein is qualified in its entirety by reference to the full text of the SPA, a copy of which was filed as Exhibit 10.1 to the Company’s May 4, 2015 Form 8-K, and is incorporated by reference herein.

Item 3.02.        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02.  The offer and sale of the 7,625,000 shares under the SPA were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.  Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 7, 2015	ROKWADER, INC.

By: /s/ Robert Wallace
Robert Wallace, Chief Executive Officer, Chief Financial Officer and Secretary